CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



We consent to the use in this Registration Statement on Form S-4 of our report dated March 9, 2001 of National Paintball Supply Co., Inc. for the years ended December 31, 2000, 1999 and 1998, and to the reference to our firm under the caption "Experts" in the Prospectus.



                                 /s/ Merdinger, Fruchter, Rosen & Corso, P.C.
                                     MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                                     Certified Public Accountants

New York, New York
October 29, 2001